UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 15, 2015

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)
(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Director Compensation Arrangements in Which an Executive Officer Participates

German American Bancorp, Inc. (the “Company”), compensates its board of directors (the “Board”) for their service to the Company and the Company’s subsidiaries based on a twelve-month period commencing July 1 and ending on June 30 of the following year. In connection with the annual reorganization meeting of the Board of Directors of the Company (the “Board”) held on June 29, 2015, the Board’s Governance/Nominating Committee made a recommendation with respect to director compensation for the new twelve-month service period commencing July 1, 2015, to the Board and, as previously reported, the Board approved such recommendation at its annual reorganization meeting held on June 29, 2015. As a result of that action, the Company is compensating its directors, including Mark A. Schroeder, who is also the Company’s Chief Executive Officer (CEO), for their services during the current twelve-month period through annual retainers and cash fees, as described in the Company’s Current Report on Form 8-K filed July 1, 2015.

In addition, the Board determined on June 29, 2015, that the Board should consider, at its regular meeting to be held in December 2015, the award of additional retainers in the form of grants (under the Company’s 2009 Long Term Equity Incentive Plan (the “Plan”)) of restricted common stock of the Company to the directors (including the CEO) with a market value of not more than $12,500 per director. The Board resolved that its decision to be made in December 2015 of whether to grant additional retainer in the form of restricted stock (and if so, how much) should be determined at that time based on the Board’s perception of prevailing financial conditions (including the Company’s then-expected operating results for 2015) and such other factors as the Board may then deem relevant.

At its regular meeting held December 15, 2015, the Board considered the award of additional retainers as contemplated by the June 29, 2015 resolutions, and determined to grant $12,499.23 (rounded up or down to the nearest full share to avoid the issuance of fractional shares) in value of restricted common stock of the Company as an additional retainer to each of the current members of the Board, including Mr. Schroeder, under the Plan. Accordingly, 373 shares of common stock of the Company (restricted as to transferability and vesting under the terms of the resolutions granting the awards) were issued to each of the Company’s 11 directors (including Mr. Schroeder) effective as of the close of business on December 15, 2015, or an aggregate of 4,103 shares.

Under the terms of the award resolutions, none of the grants of restricted stock will be transferable prior to December 5, 2016, and each award will be forfeited and all shares issued under the award will be cancelled should the holder of the award not continue in service as a director of the Company through December 5, 2016, for any reason other than death or disability, or (for any reason other than disability) were to fail to attend in person at least 75 percent of the meetings of the Board and the other corporate, subsidiary or affiliate boards and committees on which he or she was a member during the period commencing on January 1, 2016, through December 5, 2016, or were to fail to attend (other than by reason of disability or illness or bona fide emergency) the Company’s annual meeting of shareholders held in 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC. By: /s/ Mark A. Schroeder Mark A. Schroeder, Chairman of the Board and Chief Executive Officer

Dated: December 17, 2015